Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Datamarine International, Inc.


      We consent to the incorporation by reference in this registration statement of Datamarine International, Inc. on Form S-8, relating to the Datamarine International, Inc. 1992 Stock Option Plan for Non-Employee Directors of our reports dated December 20, 1996, except for Note 13 to the financial statements as to which the date is January 8, 1997, on our audits of the consolidated financial statements and financial statement schedule of Datamarine International, Inc. and Subsidiaries as of September 28, 1996 and September 30, 1995, and for the years ended September 28, 1996, September 30, 1995 and October 1, 1994, which reports are included in the September 28, 1996 Annual Report on Form 10-K of Datamarine International, Inc.



                                        /s/ COOPERS & LYBRAND L.L.P.



Seattle, Washington
February 12, 1997